UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MADISON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	27-2585073

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9649 Belair Road, Suite 300, Baltimore, Maryland	21236

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
     Securities Act registration statement file number to which this form relates: 333-167455.
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share
Title of Class

Item 1. Description of Registrant’s Securities to be Registered
     Incorporated by reference to the portion of the Prospectus under the heading: “Description of Madison Bancorp, Inc. Capital Stock,” filed on June 11, 2010 as part of the Registrant’s Registration Statement on Form S-1, File No. 333-167455, as amended.
Item 2. Exhibits
1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:
(a)	Articles of Incorporation

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-167455, filed on June 11, 2010, as amended.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-167455, filed on June 11, 2010, as amended.

(c)	Plan of Conversion

Incorporated by reference to Exhibit 2.0 to the Registrant’s Registration Statement on Form S-1, File No. 333-167455, filed on June 11, 2010, as amended.
2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to the Registrant’s Registration Statement on Form S-1, File No. 333-167455, filed on June 11, 2010, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MADISON BANCORP, INC.
(Registrant)
Date: August 12, 2010	By:	/s/ Michael P. Gavin
Michael P. Gavin
President, Chief Executive Officer and Chief Financial Officer